Exhibit 99.1

PRESS RELEASE	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045
Contact:
eLoyalty Corporation Bill Noon, Vice President, Chief Financial Officer (847) 582-7019 ir@eloyalty.com	www.eloyalty.com
t 847.582.7000
f 847.582.7001

eLoyalty Announces Promotion of Bill Noon to Chief Financial Officer

LAKE FOREST, IL, February 12, 2009 – eLoyalty Corporation (Nasdaq: ELOY), a leading Integrated Contact Solutions and Behavioral Analytics™ services and solutions company, announced the promotion of Bill Noon to Chief Financial Officer and the departure of current Chief Financial Officer and Corporate Secretary Chris Min. This change is effective immediately and will further streamline eLoyalty’s internal operations and reduce General and Administrative expenses.

Mr. Noon, who is a Certified Public Accountant, has been with eLoyalty for nine years. Mr. Noon was Director, Financial Planning and Treasury from 2000 to 2003 and Corporate Controller from 2003 to 2004; for the last four years he has held the position of Vice President and Controller. Prior to joining eLoyalty, Mr. Noon spent ten years at Moore Corporation in various financial positions.

About eLoyalty

eLoyalty helps its customers achieve breakthrough results with revolutionary analytics and advanced technologies that drive continuous business improvement. With a long track record of delivering proven solutions for many of the Fortune 1000, eLoyalty’s offerings include the Behavioral Analytics™ Service, Integrated Contact Solutions and Consulting Services, each of which enables focused business transformation.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.